SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                   FORM-8K/A
                                 CURRENT REPORT

                                   ----------

     Pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) December 8, 1997
                              (September 12, 1997)


                               REGENT GROUP INC.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


         Delaware                          0-3338                22-1558317
--------------------------------   -----------------------   -------------------
  (State or other jurisdiction     (Commission File Number)    (IRS Employer
of incorporation or organization)                            Identification No.)


          477 Madison Avenue, Suite 701, New York, New York    10022
          -------------------------------------------------  ----------
            (Address of principal executive offices)         (Zip Code)


       Registrant's telephone number, including area code: (212) 207-4560


                      INTERNATIONAL MADISON HOLDINGS CORP.
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)

                               REGENT GROUP INC.
                                     INDEX
                                                                       Page No.
                                                                       --------
Item 7. Financial Information                                             1

     a. Financial Statement of Business Acquired                        1 - 19

     b. Pro Forma Financial Information                                20 - 23

Signatures                                                               24

Item 7. Financial Information

     a. Financial Statement of Business Acquired

       UNITED STATES LEAD TESTING & REMOVAL SERVICE, INC. AND SUBSIDIARY
                  INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                          Page
                                                                          number
                                                                          ------

Independent auditors' report                                                   3

Consolidated balance sheet at December 31, 1996                                4

Consolidated statement of operations for the year ended December 31, 1996      5

Consolidated statement of stockholders' deficiency for the year ended
  December 31, 1996                                                            6

Consolidated statement of cash flows for the year ended December 31, 1996      7

Notes to consolidated financial statements                                8 - 20

[LOGO] SCARANO & TOMARO, P.C.
       Certified Public Accountants & Consultants
                                                   125 Michael Drive, Suite 1010
                                                         Syosett, New York 11791
                                                 516-364-0300 o Fax 516-464-3003
--------------------------------------------------------------------------------
                                             MEMBER OF THE SEC PRACTICE SECTION,
                                                    AICPA DIVISION FOR CPA FIRMS


                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of United States Lead Testing & Removal Service, Inc. and subsidiary

We have audited the accompanying consolidated balance sheet of United States Lead Testing & Removal Service, Inc. and subsidiary (the "Company") as of December 31, 1996 and the related consolidated statements of operations, stockholders' deficiency and cash flows for the year then ended. The consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 1996, and the consolidated results of operations and cash flows for the year then ended in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has negative working capital, has sustained losses and negative cash flows from operations for the year ended December 31, 1996. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts or classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.


[SIGNATURE]

Scarano & Tomaro, P.C.
Syosset, New York
August 15, 1997, except for Note 13(a) as to which the date is September 12, 1997

        UNITED STATES LEAD TESTING & REMOVAL SERVICE, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 1996

                             ASSETS
                             ------
Current assets:
  Cash                                                               $   2,429
  Accounts receivable                                                   14,627
  Franchise fees receivable, net                                        26,068
                                                                     ---------
     Total current assets                                               43,124

Furniture and equipment, net                                            40,624
Organization and licensing costs, net                                   21,612
Deferred offering costs                                                 10,000
Other assets                                                            15,200
                                                                    ----------

Total assets                                                        $  130,560
                                                                    ==========


                   LIABILITIES AND STOCKHOLDERS' DEFICIENCY
                   ----------------------------------------
Current liabilities:
  Accounts payable                                                  $  405,752
  Accrued expenses                                                     547,827
  Payroll taxes payable                                                 29,189
  Deferred revenue                                                      25,000
  Advances from officers and stockholders                              268,475
                                                                    ----------
     Total current liabilities                                       1,276,243
                                                                    ----------
Commitments and contingencies (Note 11)

Stockholders' deficiency:
  Common stock, $.001 par value, authorized 10,000,000 shares,
   issued and outstanding 4,836,001 shares                               4,836
  Additional paid-in capital                                         1,183,350
  Accumulated deficit                                               (2,333,869)
                                                                    -----------
     Total stockholders' deficiency                                 (1,145,683)
                                                                   -----------
Total liabilities and stockholders' deficiency                     $   130,560
                                                                   ===========


          See accompanying notes to consolidated financial statements.

        UNITED STATES LEAD TESTING & REMOVAL SERVICE, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996

Sales                                                               $   273,551
Cost of sales                                                             7,332
                                                                    -----------
  Gross profit                                                          266,219
                                                                    -----------

Expenses:
  Selling, general and administrative expenses                          967,256
  Issuance of common stock for services rendered                        475,500
  Bad debt expense                                                      107,153
                                                                    -----------
     Total expenses                                                   1,549,909
                                                                    -----------
Loss from operations before other income (expense)
 and provision for income taxes                                      (1,283,690)

Other income (expense):
  Offering costs                                                        (80,500)
  Interest expense                                                       (4,637)
                                                                    -----------
     Total other income (expense)                                       (85,137)
                                                                    -----------
Loss from operations before provision for income taxes               (1,368,827)


Provision for income taxes                                                 --
                                                                    -----------
Loss                                                                $(1,368,827)
                                                                    ===========

Loss per common equivalent share:
  Primary:
   Net loss                                                         $      (.51)
                                                                    ===========

Weighted average number of shares outstanding:
  Primary                                                             2,666,501
                                                                    ===========


          See accompanying notes to consolidated financial statements.

        UNITED STATES LEAD TESTING & REMOVAL SERVICE, INC. AND SUBSIDIARY
               CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIENCY
                      FOR THE YEAR ENDED DECEMBER 31, 1996

                                                                                                            Total
                                                                         Additional                     stockholders'
                                                  Common Stock             paid-in       Accumulated       equity
                                            Shares           Amount        capital         deficit      (deficiency)
                                           ---------         -------    ----------      -----------     -----------
Balances at January 1, 1996                1,500,001         $ 1,500    $  613,030     $   (940,042)    $  (325,512)

Prior period adjustment (Note 3)                 -               -             -            (25,000)        (25,000)
                                           ---------         -------    ----------      -----------     -----------
Restated balances at January 1, 1996       1,500,001           1,500       613,030         (965,042)       (350,512)

Sale of 800,000 shares of common
  stock in connection with private
  placement offering, net of costs of
  $51,844                                    800,000             800        97,356              -            98,156

Issuance of 2,400,000 shares of common
 stock as consideration for termination
 of option agreements                      2,400,000           2,400       447,600              -           450,000

Issuance of 131,000 shares of common
 stock for services rendered the Company     131,000             131        24,431              -            24,562

Issuance of 5,000 shares of common stock
 in partial settlement of litigation           5,000               5           933              -               938

Net loss for the year ended
  December 31, 1996                              -               -             -         (1,368,827)     (1,368,827)
                                           ---------         -------    ----------      -----------     -----------
Balances at December 31, 1996              4,836,001         $ 4,836    $1,183,350      $(2,333,869)    $(1,145,683)
                                           =========         =======    ==========      ===========     ===========


          See accompanying notes to consolidated financial statements.

       UNITED STATES LEAD TESTING & REMOVAL SERVICE, INC. AND SUBSIDIARY
                     CONSOLIDATED STATEMENT OF CASH FLOWS
                     FOR THE YEAR ENDED DECEMBER 31, 1996

Cash flows from operating activities:
   Net loss                                                         $(1,368,827)

Adjustments to reconcile net loss to net
  cash used in operating activities:
    Depreciation and amortization                                        19,877
    Issuance of common stock for services                               475,500
    Change in assets and liabilities:
      Accounts receivable                                                12,998
      Franchise fees receivable                                         169,161
      Other assets                                                      (15,200)
      Accounts payable                                                  173,995
      Accrued expenses                                                  382,126
      Payroll taxes payable                                             (83,861)
                                                                    -----------

    Net cash used in operating activities                              (234,231)
                                                                    -----------

Cash flows from financing activities:
  Proceeds from sale of common stock in
    connection with private placement offerings                         150,000
  Costs incurred related to private placement offerings                 (51,844)
  Deferred offering costs                                               (10,000)
  Advances from officers and stockholders                               148,504
                                                                    -----------
Net cash provided by financing activities                               236,660
                                                                    -----------

Net (decrease) increase in cash                                           2,429

Cash at beginning of period                                                --
                                                                    -----------
Cash at end of period                                               $     2,429
                                                                    ===========

Supplemental cash flow disclosures:
  Interest                                                          $       545
                                                                    ===========

  Income taxes                                                      $      --
                                                                    ===========


          See accompanying notes to consolidated financial statements.

      UNITED STATES LEAD TESTING AND REMOVAL SERVICE, INC. AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     FOR THE YEAR ENDED DECEMBER 31, 1996

NOTE 1   -  ORGANIZATION

            United States Lead Testing & Removal Service, Inc. ("US Lead") was incorporated in the State of New York on June 9, 1993. US Lead was organized to take advantage of recently enacted Federal laws and existing lead poisoning liability regulations that directly focus on providing lead testing, hazard assessment, in-place management and consulting services to the single and multi-family residential and commercial real estate markets.

            The Company offers franchises for single and multiple territories throughout the United States through its wholly owned subsidiary Pro-tect Franchising, Inc. ("Pro-tect"). The Company will be refiling an application to offer and sell franchises with the New York State Department of Law and with other applicable state regulators. Pro-tect was incorporated on August 25, 1994 in the State of New York to franchise and sub-license the lead testing and consulting services of US Lead.

            The consolidated financial statements represent the assets, liabilities and operations of US Lead and Subsidiary (the "Company") as of December 31, 1996 and the results of their operations and cash flows for the year ended December 31, 1996. The Company has adopted for financial reporting purposes a fiscal year that ends December 31.

            Franchising
            -----------
            The Company's standard franchise program is subject to regulation by the Federal Trade Commission ("FTC") with respect to the information required to be disclosed to potential investors prior to their investment in a franchise. In addition, the Company's franchise program is subject to similar rules in a number of States in which the Company will offer franchises. The Company's standard franchise agreement provides for a franchisee to make a one-time payment of $15,000 to the Company for the initial territory and $10,000 for each additional territory purchased simultaneously and a 5% royalty on gross sales (exclusive of taxes) and a 2.5% national advertising fund contribution, each payable monthly. Purchasers of multiple franchises sometimes receive payment plans to pay franchise fees. The term of the franchise agreement is for five years with the option to renew for additional five year terms for a renewal fee of $3,000 per territory.

NOTE 2   -  GOING CONCERN

            The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. At December 31, 1996, the Company had a working capital deficiency of $1,233,119. For the year ended December 31, 1996, the Company had a net loss of $1,368,827. Additionally, the Company generated negative cash flows from operations of $234,231 for the year ended December 31, 1996. Discussed below are the Company's and management's plans to mitigate its financial problems.

       UNITED STATES LEAD TESTING AND REMOVAL SERVICE, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 1996

NOTE 2   -  GOING CONCERN (Cont'd)

            The Company's ability to continue as a going concern is currently dependent on its ability to successfully consummate the sale of 80% of its common stock on August 31, 1997 (see note 13(a) for additional information).

            These factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include adjustments relating to the recoverability and realization of assets and classification of liabilities that might be necessary should the Company be unable to continue in operation.

NOTE 3   -  ADJUSTMENT OF FINANCIAL STATEMENTS PREVIOUSLY ISSUED

            In the financial statements for the year ended December 31, 1995, the Company recorded revenue associated with the sale of a franchise which was not earned by the Company until the franchisee reached certain sales levels.

            The effect of this adjustment is as follows:

                                                                    Accumulated
                                                         Revenue     Deficit
                                                        ---------   -----------
            Balances at December 31, 1995               $ 512,114   $(940,042)

            Effect of deferring revenues                  (25,000)    (25,000)
                                                        ---------   ---------

            Restated balances at December 31, 1995      $ 487,114   $(965,042)
                                                        =========   =========

NOTE 4   -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         a) Consolidated Statements
            -----------------------
            The consolidated financial statements at December 31, 1996 and for the year then ended include the accounts of the Company and its wholly-owned subsidiary, after elimination of all significant intercompany transactions and accounts.

         b) Use of estimates
            ----------------
            In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions which affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

       UNITED STATES LEAD TESTING AND REMOVAL SERVICE, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 1996

NOTE 4   -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont'd)

        c)  Revenue recognition
            -------------------
            Revenues from lead testing and consulting services are recognized when the test or services are performed. Revenue from franchise fees are recognized when the Company has completed its obligations under the franchise agreement. Direct costs associated with earned franchise fees are deferred until the respective revenues are recognized. The Company reports on the accrual basis of accounting for both financial statement and income tax purposes.

        d)  Accounts receivable and franchise fees receivable
            -------------------------------------------------
            The Company utilizes the allowance method of recognizing uncollectible receivables. The allowance method recognizes bad debt expense based on a review of the individual accounts outstanding, and the Company's prior history of uncollectible receivables.

        e)  Furniture and equipment
            -----------------------
            Furniture and equipment are recorded at cost. Depreciation is computed using the straight line method over the estimated useful lives of the respective assets which, is five (5) years. Maintenance and repairs have been charged to operations as incurred.

        f)  Organization and licensing costs
            --------------------------------
            Organization and licensing costs consist of costs incurred in the establishment of the Company and the initial costs of registering with states to sell franchises. Organization and licensing costs are being amortized on a straight-line basis over their estimated useful lives of five years.

        g)  Deferred offering costs
            -----------------------
            Deferred offering costs consists of professional fees related to the sale of the Company's common stock. (See Note 13(a)). Deferred offering costs will be charged to additional paid-in capital upon successful completion of the sale of its common stock or expensed if such sale is not completed.

        h)  Income taxes
            ------------
            The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" which requires the use of the "liability method" of accounting for income taxes. Accordingly, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Current income taxes are based on the respective periods taxable income for Federal and State income tax reporting purposes.

       UNITED STATES LEAD TESTING AND REMOVAL SERVICE, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 1996

NOTE 4   -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont'd)

         i) Net loss per share
            ------------------
            In calculating primary loss per share, the Company uses the weighted average number of shares of common stock outstanding during each respective period. Common stock equivalents have been excluded from the computation since the results would be anti-dilutive.

         j) Statements of cash flows
            ------------------------
            For purposes of the statements of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

         k) Fair value disclosure
            ---------------------
            The carrying value of cash, accounts receivable, franchise fee receivables, accounts payable, accrued expenses, payroll taxes payable and advances from officers and stockholders are a reasonable estimate of their fair value due to the short term maturity of these instruments.

        l)  Impact of recently issued accounting standards
            ----------------------------------------------
            In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of", which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. Statement 121 also addresses the accounting for long-lived assets that are expected to be disposed of. The Company adopted Statement 121 January 1, 1996 and there was no effect to the Company.

        m)  Accounting for stock-based compensation
            ---------------------------------------
            The Company has elected earlier adoption of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation", which requires the recognition of compensation expense for stock-based awards based upon the fair value of the award at the grant date. The Company elected adoption of Statement 123 effective January 1, 1996.

NOTE 5   -  FRANCHISE FEES RECEIVABLE

            During the year ended December 31, 1996, the Company entered into three agreements to establish franchises. Initial franchise fees earned, including payments for additional territories, for the year ended December 31, 1996 were $230,000. The Company does not own or operate any franchises.

       UNITED STATES LEAD TESTING AND REMOVAL SERVICE, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 1996

NOTE 5   -  FRANCHISE FEES RECEIVABLE (Cont'd)

            Franchise receivables under existing franchise agreements consist of the following at December 31, 1996:

                  Initial territory franchise fees           $ 125,000
                  Royalties                                      1,068
                                                             ---------
                  Sub total                                    126,068
                  Less: Allowance for doubtful accounts       (100,000)
                                                             ---------
                                                             $  26,068
                                                             =========


            Management has determined, based on anticipated collections, that an allowance for doubtful accounts amounting to $100,000 was considered necessary as of December 31, 1996.

NOTE 6   -  FURNITURE AND EQUIPMENT

            Furniture and equipment, net consisted of the following at December 31, 1996:

                  Furniture and fixtures                     $  24,240
                  Equipment                                     35,916
                                                             ---------
                    Total                                       60,156
                  Less: accumulated depreciation               (19,532)
                                                             ---------
                                                             $  40,624
                                                             =========

NOTE 7   -  ACCRUED EXPENSES

            Accrued expenses consisted of the following at December 31, 1996:

                  State minimum franchise taxes              $   1,584
                  Interest                                       8,400
                  Officer salaries (Note 13(a))                470,769
                  Salaries                                      54,574
                  Professional fees                             12,500
                                                             ---------
                                                             $ 547,827
                                                             =========

NOTE 8   -  ADVANCES FROM OFFICERS AND STOCKHOLDERS

            Certain of the Company's officers and stockholders have advanced funds to the Company for operations. These advances are due on demand and are unsecured, non-interest bearing and amounted to $268,475 at December 31, 1996.

       UNITED STATES LEAD TESTING AND REMOVAL SERVICE, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 1996

NOTE 9   -  INCOME TAXES

            The Company has adopted Statement of Financial Accounting Standards
            (SFAS) No. 109, "Accounting for Income Taxes". Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the financial and tax basis of assets and liabilities. The deferred tax assets and liabilities represent the future tax return consequences of these temporary differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. The Company's significant items relate to net operating loss carryforwards (NOL's) amounting approximately to $1,800,000 and accrued salaries of $525,343 as of December 31, 1996. The tax effects of the significant items comprising the Company's net deferred tax assets as of December 31, 1996 are as follows:

               Net operating loss carryforwards             $ 612,000
               Accrued salaries                               179,000
               Valuation allowance                           (791,000)
                                                            ---------
               Long-term portion of deferred tax asets      $    --
                                                            =========

            The Company provided for a 100% valuation allowance related to deferred tax asset at December 31, 1996 pursuant to SFAS 109, since management could not determine that it was "more likely than not" that the deferred tax asset would be realized in the future. At December 31, 1996, the Company has a net operating loss carryforward of approximately $1,800,000 which will expire between the years 2009 and 2011.

            The Company files consolidated income tax returns for federal income tax purposes and separate income tax returns for state purposes.

NOTE 10  -  STOCKHOLDERS' DEFICIENCY

        a)  Agent's warrant
            ---------------
            Pursuant to a private placement offering completed during March 1995, the underwriter in such offering received warrants to purchase up to 50,000 shares of the Company's common stock at a purchase price of $1 per share. The warrants are exercisable for five years after the closing of the offering. The agent's warrants contained an anti-dilution clause whereby if additional shares were issued by the Company, the number of shares purchasable under such warrant would increase accordingly under a formula based on the consideration received for the shares issued as of the date of closing of such offering. Accordingly, as of December 31, 1996, the number of shares purchasable pursuant to the agent's warrants amounted to 146,321.

       UNITED STATES LEAD TESTING AND REMOVAL SERVICE, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 1996

NOTE 10  -  STOCKHOLDERS' DEFICIENCY (Cont'd)

        b)  Private placement offering
            --------------------------
            On May 3, 1996, the Company privately offered, on a best efforts basis, to sell 800,000 shares of the Company's common stock for a total of $150,000. The Company also offered warrants to purchase up to an aggregate of 3,000,000 shares of the Company's Common Stock during a five (5) year period beginning upon the closing of an initial public offering ("IPO") by the Company. The initial exercise price of the warrants is equal to the greater of $6.00 per share or the IPO price. The offering was completed on May 9, 1996 resulting in gross proceeds of $150,000 to the Company. Costs related to this private placement amounting to $51,844 were charged to additional paid-in capital. (See Note 13(a) for additional information).

        c)  Amendment to certificate of incorporation
            -----------------------------------------
            On April 30, 1996 the Board of Directors amended the Certificate of Incorporation to increase the aggregate number of common shares authorized to 10,000,000.

        d)  Issuance of common stock
            ------------------------
            i) During November, 1993 the Company entered into a two-year agreement with Pathfinder International Group, Inc. ("Pathfinder") whereby Pathfinder would earn certain commissions and stock options in exchange for obtaining lead testing contracts for the Company. According to the Company, Pathfinder obtained no contracts under this agreement. The Company elected not to extend the term, however, Pathfinder sued the Company for certain stock options and monetary amounts, alleging breach of contract.

               On October 23, 1996 Pathfinder proposed a settlement whereby US Lead would pay Pathfinder $24,000 over two (2) years, and issue Pathfinder 5,000 shares of stock. During December 1996, in partial settlement of the case, the Company issued 5,000 shares of common stock. Such shares have been valued at approximately $938 which is based on the per share value of shares sold in the Company's private placement offering completed during May 1996. (See Note 10(b)).

           ii) On September 25, 1996, the Board of Directors approved the issuance of 800,000 shares of common stock to each of its three officers as consideration for (a) termination of the stock option agreements pursuant to employment agreements entered during 1995,
               (b) the deferral of salaries, (c) advances of funds to the Company to fund its operations, and (d) additional compensation in recognition of services to the Company. Such services have been valued at $450,000 by the Company which is based on the per share value of shares sold in the Company's private placement offering completed during May 1996. (See Note 10(b)).

          iii) On September 25, 1996, the Board of Directors also approved the issuance of 131,000 shares of common stock to two unrelated parties as consideration for consulting services rendered to the Company. Such shares have been valued at approximately $24,562 which is based on the per share value of shares sold in the Company's private placement completed during May 1996. (See Note 10(b)).

       UNITED STATES LEAD TESTING AND REMOVAL SERVICE, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 1996

NOTE 11  -  COMMITMENTS AND CONTINGENCIES

        a)  Administrative office leases
            ----------------------------
            The Company leases its office facilities under noncancellable three year operating leases which commenced June 1993, March 1995, and November 1995. The leases contain renewal options for two additional years at a rental increase of 6%.

            A schedule of future minimum rental payments are as follows:

                  Year ended December 31,
                  -----------------------
                  1997                            $  36,250
                  1998                               28,000
                                                  ---------
                                                  $  64,250
                                                  =========

            Rent expense associated with such operating leases amounted to $64,500 for the year ended December 31, 1996.

        b)  Operating lease
            ---------------
            The Company leases automobiles under noncancellable operating leases commencing March and April, 1995 to February and March, 1998. A schedule of future minimum rental payments are as follows:

                  Year ending December 31,
                  ------------------------
                  1997                            $  12,600
                  1998                                3,800
                                                  ---------
                                                  $  16,400
                                                  =========

            Lease expense associated with such operating leases amounted to $16,632 for the year ended December 31, 1996.

        c)  Purchase agreements
            -------------------
            In 1995 the Company and Scitec Corporation ("Scitec") entered into a 10-year agreement whereby Scitec would provide the Company with XRF devices, technician training and validated test reports. The agreement further provided that Scitec would not furnish these services or XRF testing instruments to any other franchisor in the U.S. or Canada. The Company was not required to pay Scitec a license or royalty fee; but the Company was required to meet certain minimum orders for equipment and report generation. During 1996, the Company did not reach the minimum required orders in order to maintain its exclusivity and as a result, its exclusivity under the agreement is terminated and the Company considers such agreement canceled.

       UNITED STATES LEAD TESTING AND REMOVAL SERVICE, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 1996

NOTE 11  -  COMMITMENTS AND CONTINGENCIES (Cont'd)

        d)  Employment agreements
            ---------------------
            On August 15, 1995, the Company entered into employment agreements with its President, Chief Operating Officer and Chief Financial Officer (the "Officers") for a term of approximately five (5) years expiring on August 15, 2000. The employment agreements provided for annual base salary of $80,000 with automatic increases based on the number of franchise territories sold through Pro-tect. As of September 1995, the annual salaries were increased to $125,000. The Officers were also entitled to receive an annual bonus of 10% of the Company's pre-tax profits and certain severance payments upon change in control of the Company. $470,769 are accrued under these agreements as of December 31, 1996. Pursuant to the employment agreements, the Officers were granted an aggregate of 600,000 stock options exercisable at $1.00 each. (See Note 13(a) for additional information).

            On July 22, 1996, the Company increased the Officer's 600,000 stock options originally granted to 1,500,000 options to purchase common stock at $1.00 per share. Said new options vest in the aggregate as follows: 500,000 options when the Company has pre-tax earnings of $750,000; 1,000,000 options less the number of stock options previously vested when the Company has pre-tax earnings of $3,000,000; and 1,500,000 options less the number of stock options previously vested when the Company has pre-tax earnings at $6,000,000. Effective September 25, 1996, these option agreements were cancelled (See Note 10(d)(ii)).

        e)  Significant customers
            ---------------------
            As of December 31, 1996, 77% of revenues and 96% of franchise fees receivable are from two and one unrelated customers.

        f)  Litigation
            ----------
            i) In November, 1993 the Company entered into a two-year agreement with Pathfinder, whereby Pathfinder would earn certain commissions and stock options in exchange for obtaining lead testing contracts for the Company. According to the Company, Pathfinder obtained no contracts under this agreement. The Company elected not to extend the term, however, Pathfinder sued the Company for certain stock options and monetary amounts, alleging breach of contract. On October 23, 1996 Pathfinder proposed a settlement whereby US Lead would pay Pathfinder $24,000 over two (2) years, and give Pathfinder 5,000 shares of stock. The Company does not believe that the ultimate outcome will have an adverse material effect on the consolidated financial statements. During December 1996, in partial settlement of the case, the Company issued 5,000 shares of common stock.

       UNITED STATES LEAD TESTING AND REMOVAL SERVICE, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 1996

NOTE 11  -  COMMITMENTS AND CONTINGENCIES (Cont'd)

        f)  Litigation (Cont'd)
            ----------
            ii) As of December 31, 1996, the Company is involved in various claims and legal proceedings of a nature considered normal to its business, principally allegations of violation of the New York State Franchise Sales Act. In certain instances, the Company has brought counter claims for breach of fiduciary duty, breach of contract, including covenants not to compete, and violations of confidentiality clauses. While it is not feasible to predict or determine the initial outcome of these proceedings, management does not believe that they should result in a materially adverse effect on the Company's financial position, results of operations or liquidity.

NOTE 12  -  RELATED PARTY TRANSACTIONS

         a) Licensing agreement
            -------------------
            On August 25, 1994, Pro-tect entered into a licensing agreement with US Lead whereby Pro-tect is granted a non exclusive license to use certain technology and copyrighted materials ("Licensed Products") of US Lead. The license is effective for a period of twenty five
            (25) years with Pro-tect having the option to renew the agreement for an additional 25 years. The agreement requires Pro-tect to pay a license fee of 15% of its net revenues derived from initial franchise fees and royalty fees paid by its franchisees. Such transactions have been eliminated in consolidations.

        b)  Advances from officers and stockholders
            ---------------------------------------
            Certain of the Company's officers and stockholders have advanced funds to the Company for operations. These advances are due on demand and are unsecured, non-interest bearing and amounted to $268,475 at December 31, 1996.

        c)  Accrued expenses
            ----------------
            Included in accrued expenses as of December 31, 1996 is officer salaries amounting to $470,769.

        d)  Consulting fees
            ---------------
            Pursuant to a letter of agreement dated May 14, 1993 between Business Development Resources, Inc. ("BDR") and an entity wholly-owned by the former sole majority shareholder of the Company, the Company assumed BDR's agreement whereby it agreed to pay $10,000 per month until the closing of any additional financing whereby such monthly fee shall increase to $15,000. On May 1, 1995 such agreement was mutually terminated since the shareholders of BDR began receiving salary from the Company. As of December 31, 1996, the Company has accrued an aggregate of $30,000 in connection with the consulting services which has been classified as officer's loans since during May 1995 BDR was dissolved and the amount payable was transferred on a pro-rata basis to its shareholders.

       UNITED STATES LEAD TESTING AND REMOVAL SERVICE, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 1996

NOTE 13  -  SUBSEQUENT EVENTS

        a)  Sale of common stock
            --------------------
            On July 24, 1997, US Lead entered into a stock purchase agreement (the "Agreement") dated June 30, 1997 with NMC Corp. ("NMC") whereby NMC agreed to acquire the equivalent of 80% of the common stock outstanding of US Lead for a total purchase price of $2,000,000. The purchase price was to be paid as follows; $500,000 on the closing date (August 31, 1997) and the balance of $1,500,000 was to be placed in escrow pursuant to an escrow agreement and was to be released as follows (a) $600,000 three months from closing date (b) $500,000 six months from closing date and (c) $400,000 upon the earlier of nine months from closing date or when such amount is required to be advanced by US Lead pursuant to an agreement entered into with HFS Incorporated ("HFS") (See Note 13(b)) provided that the Company's results of operations were in accordance with the Company's financial projections and US Lead's accounts payables did not exceed $200,000 on the closing date. In connection with the sale of the common stock, the Company's officers have agreed to waive any accrued and unpaid salaries.

            In the event the Company fails to meet the requirements or the provision of the agreement, then the Company shall have the right to redeem the shares from NMC at an equal amount to the purchase price paid to the Company plus interest at the prime rate of Citibank, N.A. plus 2% upon 10 days written notice for a period of one year from closing date.

            In connection with the stock purchase agreement, the Company's President, Vice President and Secretary entered into three year employment agreements for $125,000 per year which shall increase based on the number of franchises sold.

            Upon the signing of the agreement on July 24, 1997, NMC advanced the Company $50,000 pursuant to a promissory note bearing interest at the prime rate of Citibank, N.A. plus 2% and due on demand. Such note is to be repaid on the closing date.

            On September 12, 1997, the Company entered into an amendment to the stock purchase agreement (the "Amendment") with International Madison Holdings Corp. ("IMH"). F/K/A/ NMC Corp. The payment terms of the purchase price have been amended as follows; $2,000,000, of which $500,000 has been paid as of the date of the amendment, with the balance payable as follows; $400,000 as soon as practicable, $600,000 within three months of the closing date and $500,000 within six months of the closing date.

            Pursuant to the agreement, IMH granted each of the stockholders of record of the Company on July 24, 1997 options to purchase shares of its common stock. The number of options granted to the stockholders of the Company shall be equal to 15% of the number of shares of IMH's common stock outstanding immediately after the closing of a private offering of IMH's securities pursuant to a letter of intent dated August 22, 1997 between IMH and an underwriter. The options shall be exercisable at a purchase price equal to 110% of the closing bid price of IMH's common stock on the date of the final closing of the private offering for a period of ten years.

       UNITED STATES LEAD TESTING AND REMOVAL SERVICE, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 1996

NOTE 13  -  SUBSEQUENT EVENTS (Cont'd)

        a)  Sale of common stock (Cont'd)
            --------------------
            The Options shall be exercisable one-third (1/3) commencing after the close of the fiscal year ended in 1999, an additional one-third (1/3) commencing after the close of the fiscal year ended in 2000, and the balance commencing after the close of the fiscal year ended in 2001, provided that the Company achieves certain pre-tax income.

            IMH shall enter into an agreement with the three officers of the Company which shall provide that each officers shall be entitled to an annual bonus equal to 5% of the Company's pre-tax income, provided that the Company's pre-tax income is equal to at least $10,000,000 in any fiscal year of the Company from the date hereof through a period of one year after the termination of their employment by the Company. The bonus to such individual shall terminate upon the death or disability of such individual.

            Lastly, pursuant to the amendment, after the closing, the Company intends to redeem 800,000 shares of common stock and warrants to purchase 3,000,000 shares of common stock which were sold pursuant to the private placement offering on May 6, 1996 (See Note 10b) for $150,000. In the event the Company redeems such common stock, IMH has agreed to return 3,200,000 shares of common stock in order to maintain its ownership at 80% of the outstanding shares of the Company. In addition, should any options or warrants outstanding as of the closing date be exercised subsequently, the Company shall issue to IMH four shares for each share issued upon such exercise.

        b)  Preferred Alliance Agreement
            ----------------------------
            On August 15, 1997, the Company entered into an agreement expiring August 14, 2000 with HFS. HFS is the parent company of the franchisors of the Century 21(R), ERA(R) and Coldwell Banker(R) real estate brokerage franchise systems. Pursuant to the agreement, the Company will be the exclusive preferred alliance vendor of the services recommended by HFS, which include primarily residential and commercial lead based testing services. As consideration for becoming the exclusive preferred alliance vendor for HFS, the Company agreed to pay HFS an access fee totaling $400,000 by August 31, 1997. On August 15, 1997, NMC paid the Company $200,000 pursuant to the stock purchase agreement discussed in Note 13(a) which in turn the Company paid the initial $200,000 to HFS. The remaining $200,000 is expected to be paid by the Company on the closing date September 12, 1997.

            In addition to the access fee, the Company shall pay HFS a marketing fee amounting to $150,000 at the end of the first contract year, $200,000 at the end of the second contract year, and $250,000 at the end of the third and final year.

        b)  Pro Forma Financial Information

            Regent Group Inc. ("Regent" or the "Company"), formerly NMC Corp., purchased 80% of the capital stock of United States Lead Testing and Removal Service, Inc. ("U.S. Lead") on September 12, 1997. The Pro Forma financial statements present the pro forma balance sheet of Regent and U.S. Lead as of July 31, 1997 and the pro forma statement of operations of Regent and U.S. Lead for the year ended July 31, 1997 as if the transaction occurred at the beginning of the fiscal year.

        REGENT GROUP INC. AND U.S. LEAD TESTING AND REMOVAL SERVICE INC.
                            Pro Forma Balance Sheet
                                 July 31, 1997

                                                  ASSETS

                                                      U.S. Lead
                                                     Testing and
                               Regent Group            Removal           Pro Forma           Pro Forma
                                   Inc.              Service Inc.        Adjustments        Balance Sheet
                               ------------          ------------        -----------        -------------
Current Assets:
  Cash                          $    76,441          $    13,379         $ 6,000,000         $ 6,089,820
  Accounts receivable                  --                 16,315                                  16,315
  Prepaids                          407,784               42,683                                 450,467
                                -----------          -----------                             -----------
    Total Current Assets            484,225               72,377                               6,556,602
                                -----------          -----------                             -----------

Property, plant and
  equipment - net                     8,687               34,613                                  43,300
                                -----------          -----------                             -----------
Unamortized excess of
  cost over fair value
  of assets acquired                   --                   --               784,295             784,295
Other assets                        169,277               45,382                                 214,659
                                -----------          -----------                             -----------
      TOTAL ASSETS              $   662,189          $   152,372                             $ 7,598,856
                                ===========          ===========                             ===========


                               LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

Current Liabilities:
  Short-term debt               $   131,800          $   393,438          $                  $   525,238
  Accounts payable                     --                426,296                                 426,296
  Accrued expenses                  118,158              174,077                                 292,235
  Deferred revenue                     --                 25,000                                  25,000
  Due to officer                    100,000                 --                                   100,000
                                -----------          -----------                             -----------
    Total Current Liabilities       349,958            1,018,811                               1,368,769
Minority interests                     --                   --             5,744,856           5,744,856

Stockholders' Equity:
  Preferred stock                   195,045                 --                                   195,045
  Common stock                       99,682                4,856              (4,856)             99,682
  Additional paid-in capital      8,224,858            1,187,080          (1,187,080)          8,224,858
  Deficit                        (8,207,354)          (2,058,375)                             (8,034,354)
                                -----------          -----------                             -----------
    Total Stockholders' Equity
      (Deficiency)                  312,231             (866,439)                                485,231
                                -----------          -----------                             -----------
      TOTAL LIABILITIES AND
        STOCKHOLDERS' EQUITY
        (DEFICIENCY)            $   662,189          $   152,372                             $ 7,598,856
                                ===========          ===========                             ===========

                                  ADJUSTMENTS
                                  -----------
                                                           Debt         Credit
                                                        ----------    ----------
AJE 1
-----

Cash                                                    $6,000,000
  Common stock - U.S. Lead                                            $6,000,000
    (To refect IPO by U.S. Lead
    @ $6.00 per share)

AJE 2
-----

Investment in U.S. Lead                                  2,000,000
  Due to U.S. Lead                                                     2,000,000
    (To reflect Regent investment in U.S. Lead)

AJE 3
-----

Due from Regent                                          2,000,000
  Common stck - U.S. Lead                                              2,000,000
    (To reflect Regent investment on U.S. Books)

AJE 4
-----

Due to U.S. Lead                                         2,000,000
  Due from Regent                                                      2,000,000
    (To eliminate intercompany)

AJE 5
-----

Common stock - U.S. Lead                                 8,004,856
Paid-in capital - U.S. Lead                              1,187,080
  Investment in U.S. Lead                                              2,000,000
  Accumulated deficit                                                  2,058,375
Goodwill                                                   871,295
    (To eliminate investment in U.S. Lead)

AJE 6
-----

SG & A                                                      87,000
  Goodwill                                                                87,000
    (To amortize goodwill over ten years)

AJE 7
-----

Minority interests                                         260,000
  Minority interest in net loss                                          260,000
    (To reflect minority interest share in net loss)

        REGENT GROUP INC. AND U.S. LEAD TESTING AND REMOVAL SERVICE INC.
                        Pro Forma Statement of Operations
                            Year Ended July 31, 1997


                                                      U.S. Lead
                                                      Testing &                              Pro Forma
                                Regent Group           Removal           Pro Forma          Statement of
                                 Group Inc.          Service Inc.        Adjustments         Operations
                                ------------         ------------        -----------        -------------
Revenues:
  Sales                          $1,079,808            $ 264,906           $                 $1,344,714
  Other income                       19,668                 --                                   19,668
  Gain on sale of subsidiary        620,529                 --                                  620,529
                                 ----------            ---------                             ----------
                                  1,720,005              264,906                              1,984,911
                                 ----------            ---------                             ----------
Costs and Expenses:
  Cost of sales                     413,722                2,738                                416,460
  Selling, general and
    administrative                1,404,380              832,839             87,000           2,324,219
  Interest expense                  228,032                4,229                                232,261
                                 ----------            ---------                             ----------
                                  2,046,134              839,806                              2,972,940
                                 ----------            ---------                             ----------
Loss before income tax
  provision and minority
  interest                         (326,129)            (574,900)                              (988,029)

Minority interest in net
  (income) loss                     (88,331)                --              260,000             171,669
                                 ----------            ---------                             ----------
Loss before income tax
  provision                        (414,460)            (574,900)                              (816,360)

Income tax provision                   --                   --                                     --
                                 ----------            ---------                             ----------
Net loss                         $ (414,460)           $(574,900)                            $ (816,360)
                                 ==========            =========                             ==========

Loss per common share                                                                             $(.69)
                                                                                                  =====

Weighted average number
  of shares outstanding                                                                       1,177,644
                                                                                              =========

                                   SIGNATURES
                                   ----------
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: December 8, 1997
       ----------------

                                          REGENT GROUP INC.
                                            (Registrant)


                                          By: /s/ MARVIN E. GREENFIELD
                                              ----------------------------------
                                              Marvin E. Greenfield
                                              President